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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               -----------------------




                                       FORM 8-K



                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report:  September 8, 1998


                               USCS International, Inc.

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                (Exact name of registrant as specified in its charter)



        Delaware                     0-28268                  94-1727009
     --------------                -----------              --------------
     (State or other               (Commission              (IRS Employer
     jurisdiction of               File Number)              Identification No.)
     incorporation)


           2969 Prospect Park Drive, Rancho Cordova, California  95670-6148
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                (Address of principal executive offices)   (Zip Code)


          Registrant's telephone number, including area code: (916) 636-4500



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Item 5.   OTHER EVENTS

               On September 2, 1998, the Registrant issued the following press release:



FOR IMMEDIATE RELEASE         For more information, contact:
                              USCS International, Inc.
                              Linda Cutler, VP, Investor Relations
                         or
                              Doug Shurtleff, Senior VP and CFO
                              USCS International, Inc.
                              (916) 636-5861

                              DST Systems
                              Thomas A. McDonnell, President and CEO
                              (816) 435-8684
                              Kenneth V. Hager, Vice President and CFO
                              (816) 435-8603
                              Reference CC-98-72

              DST SYSTEMS, INC. AND USCS INTERNATIONAL, INC. ANNOUNCE
                                       MERGER

     RANCHO CORDOVA, Calif., September 2, 1998 -- DST Systems, Inc. (DST) and USCS International, Inc. (USCS) jointly announce that they have signed an agreement to merge USCS with a wholly owned subsidiary of DST. Under the terms of the agreement, each USCS shareowner will receive 0.62 shares of DST common stock for each share of USCS common stock. The Board of Directors of each company has approved the transaction, which is intended to be a tax free reorganization and accounted for as a pooling of interests. Based on the closing price of DST stock on September 2, 1998, the transaction, if consummated on that date, values USCS shares at [$37.51] per share, and results in an aggregate value of approximately [$874 million].

     This merger, which is projected to be accretive to DST's earnings per share in 1999, represents a significant expansion of DST's presence in the output processing and customer management software and services industries. USCS, through its CableData, Inc. subsidiary, is

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the largest provider of customer management software to the cable television and convergence industries, currently servicing approximately 40 million subscribers worldwide. DST, through its DBS Systems Corporation subsidiary, provides subscriber management services to DirecTV. USCS' subsidiary, International Billing


                                       (more)

USCS/DST
2-2-2


Services, Inc., provides bill presentation services to a variety of communications and other services. DST's subsidiary, Output Technologies, Inc., provides a variety of output related services to a diversified group of industries, primarily in the financial services sector. The combination of these businesses is expected to generate synergy savings through combined economies of scale and coordinated production efficiencies. Additional savings will be realized through the elimination of duplicate costs associated with having two public companies.

     The combined entity will generate approximately $1.1 billion in annual revenues, have approximately $1.1 billion in stockholders' equity and have 8,000 employees worldwide. It will be a leading provider of services in three growing industries, mutual fund shareowner processing, subscriber management services, and output processing.

     The transaction is subject to regulatory approval under the Hart-Scott-Rodino Act and approval by the shareholders of both companies. The largest shareowner of each company (Kansas City Southern Industries, Inc., which now owns approximately 41% of DST's common stock, and George L. Argyros, a USCS director who now owns approximately 33% of USCS) have each agreed to vote for the merger. At the completion of the transaction, Mr. Argyros and James C. Castle, Chairman and Chief Executive Officer of USCS, will be appointed to the DST Board of Directors.

     The merger is expected to be completed in the fourth quarter of 1998.

     DST Systems, Inc. provides sophisticated information processing and computer and software services and products, primarily to mutual funds, insurance providers, banks and other

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financial organizations.  Its software systems include recordkeeping and marketing services to the U.S. mutual fund industry; domestic and international portfolio accounting and investment management systems offered to fund accountants and managers of investment portfolios; and an image-based work management system offered primarily to mutual funds, insurance companies and other financial services businesses.


                                       (more)

USCS/DST
3-3-3


     USCS is a leading global provider of customer management software and statement processing to the communications and other service industries. USCS' clients include providers of cable television, wireless and wire-line telephony, direct broadcast satellite, and utility services.

     The information and comments above include forward-looking statements respecting DST and USCS and their businesses and the results of the transaction described. Such information and comments are based on DST's and USCS' views as of today, and actual results could differ. There could be a number of factors affecting actual future results, including those set forth in Form 8-K/A dated April 13, 1998 filed by DST with the Securities and Exchange Commission (SEC) and those set forth by USCS in the Form S-1 filed with the SEC and declared effective by the SEC on June 20, 1996, and Form 10-Q for the quarter ended June 30, 1998 filed with the SEC. All such factors should be considered in evaluating any forward-looking comments.


                                       # # #

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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  September 8, 1998


                                        USCS International, Inc.
                                        (Registrant)


                                        By:  /s/ Douglas L. Shurtleff
                                             --------------------------

                                             Senior Vice President,
                                             Chief Financial Officer
                                             Douglas L. Shurtleff




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